SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              The Judge Group, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


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

               Pennsylvania                                               23-1726661
   ----------------------------------------                     --------------------------------
   (State of Incorporation or Organization)                    (IRS Employer Identification no.)

Two Bala Plaza, Suite 800, Bala Cynwyd, Pennsylvania                        19004
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      (Address of Principal Executive Offices)                           (Zip Code)


     If this form relates to the                          If this form relates to the registration of a class
     registration of a class of debt                      of debt securities and is to become effective
     securities and is effective upon                     simultaneously with the effectiveness of a con-
     filing pursuant to General                           current registration statement under the
     Instruction A(c)(1) please check                     Securities Act of 1933 pursuant to General
     the following box.                                   Instruction A(c)(2) please check the following box.
               /  /                                                           /  /

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Securities to be registered pursuant to Section 12(b) of the Act:



                                      None
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Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Shares, par value $0.01
                          -----------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be registered.

         The description of the Registrant's Common Shares, par value $.01, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-13109), as amended (the "Form S-1"), is hereby incorporated by reference


Item 2.  Exhibits

3.1      Amended and Restated Articles of Incorporation of the Company.
         Exhibit 3.1 of the Registrant's Form S-1 is hereby incorporated by reference.
3.2 Amended and Restated By-Laws of the Company. Exhibit 3.2 of the Registrant's Form S-1 is hereby incorporated by reference.
4.2      Form of common stock certificate for Company Common Shares.
         Exhibit 4.2 of the Registrant's Form S-1 is hereby incorporated by reference.


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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               THE JUDGE GROUP, INC.



                                               By: /s/ Martin E. Judge, Jr.
                                                  -----------------------------
                                                  Martin E. Judge, Jr.
                                                  Chief Executive Officer


Date:    January 13, 1997